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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549

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                                    FORM 8-K



                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 1996


                           UNAPIX ENTERTAINMENT, INC.
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                Exact Name of Registrant as specified in charter


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


              1-11976                             95-4404537
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        Commission file No.            I.R.S. Employer Identification No.



                     200 Madison Avenue, New York, NY  10016
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                    (Address of Principal Executive Offices)


                                 (212) 252-7600
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              (Registrant's Telephone Number, Including Area Code)



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Item 5.   Other Events

     In August, 1996, Unapix Entertainment, Inc. (the "Company") reached an agreement in principle to acquire all of the capital stock of Miramar Images, Inc. ("Miramar"), a producer of audio recordings, long form video albums and children's products. Based upon its unaudited financial statements, in 1995 Miramar's domestic and international sales totaled $4.4 million.

     The purchase price will be equal to 125% of Miramar's book value as of the closing date and will be paid by issuance of shares of the Company's common stock. Each share will be ascribed a value equal to the market price of the Company's common stock at closing. Based upon Miramar's stated unaudited book value as of December 31, 1995, the purchase price would have equalled approximately $750,000 if the closing had occurred on such date. The Company will also guarantee certain Miramar debt which is currently guaranteed by Miramar stockholders.

     In connection with the acquisition, the Company will enter into an employment agreement with the current president of Miramar on terms which will be negotiated. The Company will also issue an aggregate of 200,000 stock options to Miramar employees (including the current president). Each option will entitle the holder to purchase one share of the Company's common stock at a purchase price of $5.00 per share, and, subject to the holder's continuing to be employed by the Company, will have a ten year term. The options will not be exercisable for a period of 9.5 years unless Miramar's operations attain certain earnings thresholds.

     Consummation of the acquisition is subject to a number of contingencies, including: completion of definitive agreements; approval by the Company's lender under its working capital facilities and certain other third parties; and complete and satisfactory due diligence review of Miramar by the Company.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNAPIX ENTERTAINMENT, INC.


                              /s/  Daniel T. Murphy
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                              Daniel T. Murphy,
                              Chief Financial Officer


Date:  September 18, 1996


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